UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 19, 2015

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-03492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East Houston, Texas	77032
(Address of Principal Executive Offices)	(Zip Code)

(281) 871-2699
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 2.02. Results of Operations and Financial Condition

On October 19, 2015, registrant issued a press release entitled “Halliburton Announces Third Quarter Income From Continuing Operations of $0.31 Per Diluted Share, Excluding Special Items."

The text of the Press Release is as follows:

HALLIBURTON ANNOUNCES THIRD QUARTER INCOME FROM CONTINUING OPERATIONS OF $0.31 PER DILUTED SHARE, EXCLUDING SPECIAL ITEMS

•	Reported loss from continuing operations of $0.06 per diluted share

HOUSTON - October 19, 2015 - Halliburton Company (NYSE:HAL) announced today that income from continuing operations for the third quarter of 2015 was $265 million, or $0.31 per diluted share, excluding special items. This compares to income from continuing operations for the second quarter of 2015 of $380 million, or $0.44 per diluted share, excluding special items. Adjusted operating income was $506 million in the third quarter of 2015, compared to adjusted operating income of $643 million in the second quarter of 2015. Halliburton's total revenue in the third quarter of 2015 was $5.6 billion, compared to $5.9 billion in the second quarter of 2015.

Primarily as a result of the downturn in the energy market and its corresponding impact on the company’s business outlook, Halliburton recorded company-wide charges related primarily to asset write-offs and severance costs of approximately $257 million, after-tax, or $0.30 per diluted share, in the third quarter of 2015, as compared to $258 million, after-tax, or $0.30 per diluted share, in the second quarter of 2015. Halliburton recorded Baker Hughes acquisition-related costs of $62 million, after-tax, or $0.07 per diluted share, in the third quarter of 2015, as compared to $67 million, after-tax, or $0.08 per diluted share, in the second quarter of 2015. Reported loss from continuing operations was $54 million, or $0.06 per diluted share, in the third quarter of 2015, as compared to reported income from continuing operations of $55 million, or $0.06 per diluted share, in the second quarter of 2015. Reported operating income was $43 million for the third quarter of 2015, as compared to reported operating income of $254 million for the second quarter of 2015.

“We are pleased with our third quarter results, especially the resilience of our international business, where we outperformed our largest peer on a sequential and year-over-year basis for both revenue and margins,” said Jeff Miller, President.

“Total company revenue of $5.6 billion declined 6% sequentially, while adjusted operating income declined 21%. North America led the decline as a result of continued activity declines and pricing pressure.

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“In the Eastern Hemisphere, third quarter revenue declined by 5%, but despite activity and pricing headwinds, operating income margins remained at similar levels to the second quarter, due to our relentless focus on cost management.

“Latin America revenue and operating income declined by 4% sequentially, driven primarily by activity reductions in Mexico, partially offset by improved activity levels in Argentina.

“North America third quarter revenue declined 7% sequentially, with operating income at near breakeven levels while we continue to retain our service delivery infrastructure in anticipation of the Baker Hughes acquisition.  We saw another step down in activity levels throughout the third quarter, accompanied by further price reductions across the business, especially in the pumping-related product lines, while our North America Drilling & Evaluation margins increased to 10%.

“This is a challenging market, but our strategy remains the same. We are looking through this cycle to ensure that we are positioned to accelerate our growth when the industry recovers, and we are managing through the downturn by drawing upon our management’s deep experience in navigating through past cycles. Our financial results reflect our strong execution culture, and we remain focused on delivering reliable, best-in-class service quality for our customers,” said Miller.

“As we continue to work toward the closing of the pending Baker Hughes acquisition, we are diligently focused on finalizing all regulatory filings, completing the divestiture process, and preparing for integration activities after the closing of the deal,” added Dave Lesar, Chairman and CEO.

“We are enthusiastic about and fully committed to closing this compelling transaction, and remain confident we can achieve annual cost synergies of nearly $2 billion. We continue to maintain our superior service delivery platform and other infrastructure costs in excess of current market needs. This cost was approximately 400 basis points for North America margins in the third quarter.

“We continue to invest in technology, build capital equipment, and prepare for our pending acquisition of Baker Hughes. There are a number of moving parts in the market today, and we are not going to try to call the exact shape of recovery, but we expect that the longer it takes, the sharper it will be. Ultimately, when this market recovers we believe North America will respond the quickest and offer the greatest upside, and that Halliburton will be positioned to outperform,” concluded Lesar.

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Completion and Production

Completion and Production (C&P) revenue in the third quarter of 2015 was $3.2 billion, a decrease of $244 million, or 7%, from the second quarter of 2015, primarily driven by a decline in activity and pricing pressure for all product service lines in the United States, reduced pressure pumping activity in Latin America, lower stimulation activity in Middle East/Asia, and reduced pressure pumping services and completion tools sales in Europe/Africa/CIS. This was partially offset by higher completion tools sales in Brazil, higher stimulation services in Argentina, and increased stimulation activity in Canada.

C&P operating income was $163 million, which decreased $150 million, or 48%, compared to the second quarter of 2015. North America C&P operating income declined $122 million, or 167%, sequentially, primarily due to reduced activity levels and downward pricing adjustments for most product service lines. Latin America C&P operating income decreased $2 million, or 4%, from the second quarter of 2015, primarily as a result of reduced activity in cementing services in Mexico and lower production solutions and cementing activity in Venezuela, which more than offset higher stimulation activity in Argentina. Europe/Africa/CIS C&P operating income fell $13 million, or 14%, sequentially, mainly due to reduced stimulation activity and completion tools sales in Angola. Middle East/Asia C&P operating income decreased by $13 million, or 14%, compared to the second quarter of 2015, primarily due to a decline in stimulation activity in Saudi Arabia and reduced production solutions activity in Iraq.

Drilling and Evaluation

Drilling and Evaluation (D&E) revenue in the third quarter of 2015 was $2.4 billion, a decrease of $93 million, or 4%, from the second quarter of 2015. Decreased drilling and logging services in North America, coupled with a decline in drilling services and offshore testing activity across all regions, more than offset increased project management activity in Middle East/Asia.

D&E operating income was $401 million, which remained relatively flat compared to the second quarter of 2015. North America D&E operating income remained flat, sequentially, as savings from cost reduction initiatives were partially offset by pricing pressure and reduced logging services in the United States land market. Latin America D&E operating income declined $2 million, or 4%, sequentially, as reduced drilling activity in Mexico more than offset increased fluid services in Brazil and higher software sales in Colombia. Europe/Africa/CIS D&E operating income remained essentially flat from the second quarter of 2015, as increased drilling services in Nigeria and higher fluid services in Angola were partially offset by reduced fluid services in Tanzania and decreased drilling services in Angola. Middle East/Asia D&E operating income increased $4 million, or 2%, sequentially, driven by activity growth for drilling and logging services in United Arab Emirates, coupled with increased project management activity in Iraq, and higher drilling activity in Saudi Arabia.

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Corporate and Other

During the third quarter of 2015, Halliburton incurred $62 million, after-tax, for costs related to the pending Baker Hughes acquisition.

Significant Recent Events and Achievements

•
Halliburton and Baker Hughes announced that the timing agreement with the Antitrust Division of the U.S. Department of Justice has been extended to the later of December 15, 2015 or 30 days following the date on which both companies have certified final, substantial compliance with the DOJ second request. In light of the timing agreement, Halliburton and Baker Hughes have agreed to extend the time period for closing of the acquisition pursuant to the Merger Agreement to December 16, 2015. The Merger Agreement also provides that the closing can be extended into 2016, if necessary.

•
Halliburton and Baker Hughes announced that the companies will market for sale additional businesses in connection with Halliburton's pending acquisition of Baker Hughes. Pursuant to the Merger Agreement, and in order to permit completion of Halliburton's acquisition of Baker Hughes, Halliburton's expandable liner hangers business, which is part of the company's Completion & Production Division, is intended to be divested.

•
Halliburton announced that two of the company's facilities and nine of the company's business lines in Brazil received the American Petroleum Institute Specification Q2 Certification (API Q2), an advanced industry certification standard for oil and natural gas service companies. They are the first in Latin America to receive the certification. API Q2 is a risk-based quality management system approach that focuses on competency, service design, contingency planning, supply chain controls, preventive maintenance, inspection, service quality plans and management of change.

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•
Halliburton announced that for the sixth consecutive year, the Dow Jones Sustainability Indices (DJSI) identify Halliburton as a leader in corporate sustainability. The company exceeded industry averages in the Economic, Environmental and Social Performance categories, maintaining its place in the DJSI World Index. Halliburton's continued commitment to advancing its global vision and goals for corporate responsibility and sustainability earned high rankings in several industry categories, and the company received industry best scores for Codes of Conduct, Compliance, Corruption and Bribery; Releases to the Environment; and Human Capital Development. Halliburton received a perfect score in the "Releases to the Environment" category.

About Halliburton
Founded in 1919, Halliburton is one of the world's largest providers of products and services to the energy industry. With approximately 65,000 employees, representing 140 nationalities in approximately 80 countries, the company serves the upstream oil and gas industry throughout the lifecycle of the reservoir - from locating hydrocarbons and managing geological data, to drilling and formation evaluation, well construction and completion, and optimizing production through the life of the field. Visit the company’s website at www.halliburton.com. Connect with Halliburton on Facebook, Twitter, LinkedIn, Oilpro, and YouTube.

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NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance and the pending Baker Hughes transaction, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: with respect to the Baker Hughes acquisition, the timing to consummate the proposed transaction; the terms and timing of divestitures undertaken to obtain required regulatory approvals; the conditions to closing of the proposed transaction may not be satisfied or the closing of the proposed transaction otherwise does not occur; the risk a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of Halliburton and Baker Hughes and the ultimate outcome of Halliburton’s operating efficiencies applied to Baker Hughes’s products and services; the effects of the business combination of Halliburton and Baker Hughes, including the combined company’s future financial condition, results of operations, strategy and plans; expected synergies and other benefits from the proposed transaction and the ability of Halliburton to realize such synergies and other benefits; with respect to the Macondo well incident, final court approval of, and the satisfaction of the conditions in, Halliburton's September 2014 settlement, including the results of any appeals of rulings in the multi-district litigation; indemnification and insurance matters; with respect to repurchases of Halliburton common stock, the continuation or suspension of the repurchase program, the amount, the timing and the trading prices of Halliburton common stock, and the availability and alternative uses of cash; changes in the demand for or price of oil and/or natural gas can be significantly impacted by weakness in the worldwide economy; consequences of audits and investigations by domestic and foreign government agencies and legislative bodies and related publicity and potential adverse proceedings by such agencies; protection of intellectual property rights and against cyber attacks; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to offshore oil and natural gas exploration, radioactive sources, explosives, chemicals, hydraulic fracturing services, and climate-related initiatives; compliance with laws related to income taxes and assumptions regarding the generation of future taxable income; risks of international operations, including risks relating to unsettled political conditions, war, the effects of terrorism, foreign exchange rates and controls, international trade and regulatory controls, and doing business with national oil companies; weather-related issues, including the effects of hurricanes and tropical storms; changes in capital spending by customers; delays or failures by customers to make payments owed to us; execution of long-term, fixed-price contracts; structural changes in the oil and natural gas industry; maintaining a highly skilled workforce; availability and cost of raw materials; and integration and success of acquired businesses and operations of joint ventures. Halliburton's Form 10-K for the year ended December 31, 2014, Form 10-Q for the quarter ended June 30, 2015, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Halliburton's business, results of operations, and financial condition. Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

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Additional Information

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed business combination between Halliburton and Baker Hughes. In connection with this proposed business combination, Halliburton has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, including Amendments No. 1 and 2 thereto, and a definitive joint proxy statement/prospectus of Halliburton and Baker Hughes and other documents related to the proposed transaction. The registration statement was declared effective by the SEC on February 17, 2015 and the definitive proxy statement/prospectus has been mailed to stockholders of Halliburton and Baker Hughes. INVESTORS AND SECURITY HOLDERS OF HALLIBURTON AND BAKER HUGHES ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS, REGISTRATION STATEMENT AND OTHER DOCUMENTS FILED OR THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by Halliburton and/or Baker Hughes through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Halliburton are available free of charge on Halliburton’s internet website at http://www.halliburton.com or by contacting Halliburton’s Investor Relations Department by email at investors@Halliburton.com or by phone at +1-281-871-2688. Copies of the documents filed with the SEC by Baker Hughes are available free of charge on Baker Hughes’ internet website at http://www.bakerhughes.com or by contacting Baker Hughes’ Investor Relations Department by email at alondra.oteyza@bakerhughes.com or by phone at +1-713-439-8822.

Participants in Solicitation

Halliburton, Baker Hughes, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Halliburton is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 24, 2015, its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on April 7, 2015, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, which was filed with the SEC on July 24, 2015. Information about the directors and executive officers of Baker Hughes is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 26, 2015, its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on March 27, 2015, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, which was filed with the SEC on July 23, 2015. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement/prospectus and other relevant materials filed with the SEC.

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HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	September 30		June 30
	2015	2014	2015
Revenue:
Completion and Production	$3,200	$5,420	$3,444
Drilling and Evaluation	2,382	3,281	2,475
Total revenue	$5,582	$8,701	$5,919
Operating income:
Completion and Production	$163	$1,071	$313
Drilling and Evaluation	401	451	400
Corporate and other	(58)	112	(70)
Impairments and other charges	(381)	—	(306)
Baker Hughes acquisition-related costs	(82)	—	(83)
Total operating income	43	1,634	254
Interest expense, net	(99)	(96)	(106)
Other, net	(34)	12	(23)
Income (loss) from continuing operations before income taxes	(90)	1,550	125
Income tax benefit (provision)	37	(411)	(71)
Income (loss) from continuing operations	(53)	1,139	54
Income (loss) from discontinued operations, net	—	66	(1)
Net income (loss)	$(53)	$1,205	$53
Net (income) loss attributable to noncontrolling interest	(1)	(2)	1
Net income (loss) attributable to company	$(54)	$1,203	$54
Amounts attributable to company shareholders:
Income (loss) from continuing operations	$(54)	$1,137	$55
Income (loss) from discontinued operations, net	—	66	(1)
Net income (loss) attributable to company	$(54)	$1,203	$54
Basic income (loss) per share attributable to company shareholders:
Income (loss) from continuing operations	$(0.06)	$1.34	$0.06
Income from discontinued operations, net	—	0.08	—
Net income (loss) per share	$(0.06)	$1.42	$0.06
Diluted income (loss) per share attributable to company shareholders:
Income (loss) from continuing operations	$(0.06)	$1.33	$0.06
Income from discontinued operations, net	—	0.08	—
Net income (loss) per share	$(0.06)	$1.41	$0.06
Basic weighted average common shares outstanding	855	848	852
Diluted weighted average common shares outstanding	855	854	854

See Footnote Table 1 for Reconciliation of As Reported Operating Income to Adjusted Operating Income.
See Footnote Table 2 for Reconciliation of As Reported Income (Loss) from Continuing Operations to Adjusted Income from Continuing Operations.

HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Nine Months Ended September 30
	2015	2014
Revenue:
Completion and Production	$10,890	$14,782
Drilling and Evaluation	7,661	9,318
Total revenue	$18,551	$24,100
Operating income (loss):
Completion and Production	$938	$2,619
Drilling and Evaluation	1,107	1,263
Corporate and other	(198)	(84)
Impairments and other charges	(1,895)	—
Baker Hughes acquisition-related costs	(203)	—
Total operating income (loss)	(251)	3,798
Interest expense, net	(311)	(283)
Other, net (a)	(281)	(43)
Income (loss) from continuing operations before income taxes	(843)	3,472
Income tax benefit (provision)	207	(939)
Income (loss) from continuing operations	(636)	2,533
Income (loss) from discontinued operations, net	(5)	63
Net income (loss)	$(641)	$2,596
Net (income) loss attributable to noncontrolling interest	(2)	3
Net income (loss) attributable to company	$(643)	$2,599
Amounts attributable to company shareholders:
Income (loss) from continuing operations	$(638)	$2,536
Income (loss) from discontinued operations, net	(5)	63
Net income (loss) attributable to company	$(643)	$2,599
Basic income (loss) per share attributable to company shareholders:
Income (loss) from continuing operations	$(0.75)	$2.99
Income (loss) from discontinued operations, net	(0.01)	0.07
Net income (loss) per share	$(0.76)	$3.06
Diluted income (loss) per share attributable to company shareholders:
Income (loss) from continuing operations	$(0.75)	$2.97
Income (loss) from discontinued operations, net	(0.01)	0.08
Net income (loss) per share	$(0.76)	$3.05
Basic weighted average common shares outstanding	852	848
Diluted weighted average common shares outstanding	852	853

(a) Includes a foreign currency loss of $199 million due to a currency devaluation in Venezuela in the nine months ended September 30, 2015.

HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets
(Millions of dollars)

	(Unaudited)
	September 30	December 31
	2015	2014
Assets
Current assets:
Cash and equivalents	$2,249	$2,291
Receivables, net	5,791	7,564
Inventories	2,692	3,571
Assets held for sale (a)	2,082	—
Other current assets (b)	2,105	1,642
Total current assets	14,919	15,068

Property, plant, and equipment, net	11,018	12,475
Goodwill	2,124	2,330
Other assets (c)	2,187	2,367
Total assets	$30,248	$32,240

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$2,193	$2,814
Accrued employee compensation and benefits	871	1,033
Current maturities of long-term debt	648	—
Loss contingency for Macondo well incident	400	367
Other current liabilities	1,591	1,669
Total current liabilities	5,703	5,883

Long-term debt	7,243	7,840
Employee compensation and benefits	576	691
Loss contingency for Macondo well incident	72	439
Other liabilities	1,174	1,089
Total liabilities	14,768	15,942

Company shareholders’ equity	15,448	16,267
Noncontrolling interest in consolidated subsidiaries	32	31
Total shareholders’ equity	15,480	16,298
Total liabilities and shareholders’ equity	$30,248	$32,240

(a)	Assets held for sale primarily includes inventory; property, plant, and equipment; and allocated goodwill.
(b)	Includes $54 million of investments in fixed income securities at September 30, 2015, and $56 million of investments in fixed income securities at December 31, 2014.
(c)	Includes $35 million of investments in fixed income securities at September 30, 2015, and $47 million of investments in fixed income securities at December 31, 2014.

HALLIBURTON COMPANY
Condensed Consolidated Statements of Cash Flows
(Millions of dollars)
(Unaudited)

	Nine Months Ended
	September 30
	2015	2014
Cash flows from operating activities:
Net income (loss)	$(641)	$2,596
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation, depletion, and amortization	1,433	1,569
Impairments and other charges, net of tax	1,338	—
Working capital (a)	904	(1,005)
Payment related to the Macondo well incident	(333)	—
Other	(680)	(247)
Total cash flows from operating activities	2,021	2,913

Cash flows from investing activities:
Capital expenditures	(1,748)	(2,284)
Other investing activities	24	(48)
Total cash flows from investing activities	(1,724)	(2,332)

Cash flows from financing activities:
Dividends to shareholders	(460)	(381)
Payments to reacquire common stock	—	(800)
Other financing activities	138	311
Total cash flows from financing activities	(322)	(870)

Effect of exchange rate changes on cash	(17)	(38)
Decrease in cash and equivalents	(42)	(327)
Cash and equivalents at beginning of period	2,291	2,356
Cash and equivalents at end of period	$2,249	$2,029
(a) Working capital includes receivables, inventories and accounts payable.

HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	September 30		June 30
Revenue by geographic region:	2015	2014	2015
Completion and Production:
North America	$1,898	$3,705	$2,062
Latin America	336	435	337
Europe/Africa/CIS	518	699	554
Middle East/Asia	448	581	491
Total	3,200	5,420	3,444
Drilling and Evaluation:
North America	590	1,019	609
Latin America	403	610	430
Europe/Africa/CIS	503	765	541
Middle East/Asia	886	887	895
Total	2,382	3,281	2,475
Total revenue by region:
North America	2,488	4,724	2,671
Latin America	739	1,045	767
Europe/Africa/CIS	1,021	1,464	1,095
Middle East/Asia	1,334	1,468	1,386
Total revenue	$5,582	$8,701	$5,919

Operating income by geographic region:
Completion and Production:
North America	$(49)	$765	$73
Latin America	53	65	55
Europe/Africa/CIS	77	126	90
Middle East/Asia	82	115	95
Total	163	1,071	313
Drilling and Evaluation:
North America	57	141	57
Latin America	55	73	57
Europe/Africa/CIS	73	90	74
Middle East/Asia	216	147	212
Total	401	451	400
Total operating income by region:
North America	8	906	130
Latin America	108	138	112
Europe/Africa/CIS	150	216	164
Middle East/Asia	298	262	307
Corporate and other	(58)	112	(70)
Impairments and other charges	(381)	—	(306)
Baker Hughes acquisition-related costs	(82)	—	(83)
Total operating income	$43	$1,634	$254

See Footnote Table 1 for Reconciliation of As Reported Operating Income to Adjusted Operating Income.

HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Nine Months Ended September 30
Revenue by geographic region:	2015	2014
Completion and Production:
North America	$6,737	$9,957
Latin America	1,067	1,185
Europe/Africa/CIS	1,600	1,940
Middle East/Asia	1,486	1,700
Total	10,890	14,782
Drilling and Evaluation:
North America	1,964	3,012
Latin America	1,388	1,616
Europe/Africa/CIS	1,613	2,204
Middle East/Asia	2,696	2,486
Total	7,661	9,318
Total revenue by region:
North America	8,701	12,969
Latin America	2,455	2,801
Europe/Africa/CIS	3,213	4,144
Middle East/Asia	4,182	4,186
Total revenue	$18,551	$24,100

Operating income by geographic region:
Completion and Production:
North America	$258	$1,841
Latin America	173	161
Europe/Africa/CIS	222	300
Middle East/Asia	285	317
Total	938	2,619
Drilling and Evaluation:
North America	159	457
Latin America	169	138
Europe/Africa/CIS	178	248
Middle East/Asia	601	420
Total	1,107	1,263
Total operating income by region:
North America	417	2,298
Latin America	342	299
Europe/Africa/CIS	400	548
Middle East/Asia	886	737
Corporate and other	(198)	(84)
Impairments and other charges	(1,895)	—
Baker Hughes acquisition-related costs	(203)	—
Total operating income (loss)	$(251)	$3,798

FOOTNOTE TABLE 1

HALLIBURTON COMPANY
Reconciliation of As Reported Operating Income to Adjusted Operating Income
(Millions of dollars)
(Unaudited)

	Three Months Ended
	September 30, 2015	September 30, 2014	June 30, 2015
As reported operating income	$43	$1,634	$254
Impairments and other charges	381	—	306
Baker Hughes acquisition-related costs	82	—	83
Activity related to the Macondo well incident	—	(195)	—
Adjusted operating income (a)	$506	$1,439	$643

(a)
Management believes that operating income adjusted for impairments and other charges and Baker Hughes acquisition-related costs for the quarters ended September 30, 2015 and June 30, 2015, and activity related to the Macondo well incident for the quarter ended September 30, 2014 is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes operating income without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effects of these items. Adjusted operating income is calculated as: “As reported operating income” plus "Impairments and other charges" and "Baker Hughes acquisition-related costs" for the quarters ended September 30, 2015 and June 30, 2015, and "As reported operating income" less "Activity related to the Macondo well incident" for the quarter ended September 30, 2014.

FOOTNOTE TABLE 2

HALLIBURTON COMPANY
Reconciliation of As Reported Income (Loss) from Continuing Operations to
Adjusted Income from Continuing Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	September 30, 2015	June 30, 2015
As reported income (loss) from continuing operations attributable to company	$(54)	$55
Impairments and other charges, net of tax (a)	257	258
Baker Hughes acquisition-related costs, net of tax (a)	62	67
Adjusted income from continuing operations attributable to company (a)	$265	$380

As reported diluted weighted average common shares outstanding (b)	855	854
Adjusted diluted weighted average common shares outstanding (b)	857	854

As reported income (loss) from continuing operations per diluted share (c)	$(0.06)	$0.06
Adjusted income from continuing operations per diluted share (c)	$0.31	$0.44

(a)
Management believes that income (loss) from continuing operations adjusted for impairments and other charges and Baker Hughes acquisition-related costs is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes income from continuing operations without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effects of these items. Adjusted income from continuing operations attributable to company is calculated as: “As reported income (loss) from continuing operations attributable to company” plus "Impairments and other charges, net of tax" and "Baker Hughes acquisition-related costs, net of tax".

(b)
As reported diluted weighted average common shares outstanding for the three months ended September 30, 2015 excludes options to purchase two million shares of common stock as their impact would be antidilutive since our reported income from continuing operations attributable to company was in a loss position during that period. When adjusting income from continuing operations attributable to company for the special items discussed above, these two million shares become dilutive.

(c)
Adjusted income from continuing operations per diluted share is calculated as: "Adjusted income from continuing operations attributable to company" divided by "Adjusted diluted weighted average common shares outstanding." As reported income (loss) from continuing operations per diluted share is calculated as: "As reported income (loss) from continuing operations attributable to company" divided by "As reported diluted weighted average common shares outstanding."

Conference Call Details
Halliburton will host a conference call on Monday, October 19, 2015, to discuss the third quarter 2015 financial results. The call will begin at 8:00 AM Central Time (9:00 AM Eastern Time).

Please visit the website to listen to the call live via webcast. Interested parties may also participate in the call by dialing (866) 804-3547 within North America or (703) 639-1328 outside North America. A passcode is not required. Attendees should log in to the webcast or dial in approximately 15 minutes prior to the call’s start time.

A replay of the conference call will be available on Halliburton’s website for seven days following the call. Also, a replay may be accessed by telephone at (888) 266-2081 within North America or (703) 925-2533 outside of North America, using the passcode 1661520.

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CONTACTS

For Investors:
Kelly Youngblood
Halliburton, Investor Relations
Investors@Halliburton.com
281-871-2688

For Media:
Emily Mir
Halliburton, Public Relations
PR@Halliburton.com
281-871-2601

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date:	October 19, 2015	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary